Exhibit 10.1

MASTER PROMISSORY NOTE

$2,000,000	March 25, 2025

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, GameSquare Holdings, Inc., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of Blue & Silver Ventures, Ltd. or its assigns (the “Lender,” and together with the Borrower, the “Parties”), at its One Cowboys Way #100, Frisco, Texas 75034 office, the principal amount of Two Million Dollars ($2,000,000) (which aggregate unpaid principal amount shall be equal to the amount set forth opposite the date last appearing on Schedule A attached to this Master Promissory Note (as the same may be amended, supplemented, or modified from time to time in accordance with its terms, the “Note”)). This Note evidences advances made by the Lender in its sole discretion to the Borrower (“Advances”).

1. Definitions; Interpretation.

1.1 Capitalized terms used herein shall have the meanings set forth in this Section 1.1.

“Advances” has the meaning set forth in the introductory paragraph.

“Lender” has the meaning set forth in the introductory paragraph.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor thereto).

“Borrower” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial Lenders in Texas are authorized or required by law to close.

“Change in Law” means the occurrence after the date of this Note of (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation or treaty or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that, notwithstanding anything herein to the contrary, all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, all interpretations and applications thereof and any compliance by the Lender with any request or directive relating thereto shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, or issued.

“Default Rate” means fifteen percent (15%).

“Event of Default” has the meaning set forth in Section 10.

“Excluded Taxes” means any of the following Taxes, imposed on or with respect to the Lender: (a) Taxes imposed on or measured by net income (however denominated) and franchise Taxes; and (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central Bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by the Borrower under this Note or any other Line Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Interest Payment Date” means:

(a) as to any Advance, the date of any prepayment or payment of an Advance.

“Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Line Documents” means this Note, the Security Agreement, and all other agreements, documents, certificates and instruments executed and delivered to the Lender by the Borrower or any Guarantor in connection herewith or therewith.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, or condition (financial or otherwise) of the Borrower, (b) the validity or enforceability of this Note or any other Line Document, (c) the perfection or priority of any lien, security interest, charge or other encumbrance purported to be created under the Security Agreement, (d) the rights or remedies of the Lender hereunder or under any other Line Document or (e) the ability of the Borrower or any Guarantor to perform any of its material obligations hereunder or under any other Line Document.

“Note” has the meaning set forth in the introductory paragraph.

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“Other Taxes” means any and all present or future stamp, court, recording, filing, intangible, documentary or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Line Document or from the execution, delivery, enforcement or registration of, or performance under, or from the receipt of payments under or perfection of a security interest under or otherwise with respect to, this Note or any other Line Document (other than Excluded Taxes imposed with respect to an assignment).

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity of whatever nature.

“Security Agreement” means the Security Agreement, dated as of the date hereof, by and between (a) the Borrower and each Guarantor and (b) the Lender.

“Taxes” means any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges, fees or withholdings imposed, levied, withheld or assessed by any Governmental Authority, together with any interest, additions to tax or penalties imposed thereon and with respect thereto.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).

1.2 Interpretation.

(a) For purposes of this Note (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (ii) the word “or” is not exclusive and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Note as a whole and not to any particular provision hereof.

(b) The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined.

(c) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(d) Unless the context otherwise requires, references herein to (i) Schedules, Exhibits and Sections mean the Schedules, Exhibits and Sections of this Note, (ii) an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (iii) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

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(e) This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

2. Making the Advances.

2.1 Netting of Advances. If the Lender shall make a new Advance on a day on which the Borrower is to repay an Advance, the Lender shall apply the proceeds of the new Advance to make such repayment, and only the amount by which the amount being advanced exceeds the amount being repaid shall be made available to the Borrower in accordance with the terms of this Note.

2.2 Method of Funding Advances. At the Borrower’s option, the Lender shall credit a deposit account maintained by the Borrower at the Lender in the amount of an Advance or transfer the proceeds of an Advance to a Lender designated by the Borrower for credit to an account designated by the Borrower maintained at such Lender. The Borrower agrees that the crediting of the amount of an Advance to the Borrower’s deposit account maintained at the Lender or the origination of a payment order for a funds transfer of the proceeds of an Advance in accordance with the instructions of the Borrower shall constitute conclusive evidence that such Advance was made. Neither the failure of the Lender to indorse on Schedule A the amount of any Advance, nor the failure of the Lender designated by the Borrower to credit the proceeds of any Advance to the designated account maintained at such Lender, shall affect the Borrower’s obligations hereunder.

3. Payment Dates; Optional Prepayments.

3.1 Payment Dates. Subject to any earlier payment of interest that may be required by Section 5.2, the unpaid principal amount of each Advance and all accrued and unpaid interest thereon shall be payable ON DEMAND and as provided in Section 10. The Borrower shall repay the full amount of any advances made under this Line of Credit, together with all accrued interest and any applicable fees, in full to the Lender no later than July 1, 2025.

3.2 Optional Prepayments. The Borrower may prepay any Advance in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

4. Security Agreement.

The Borrower’s performance of its obligations hereunder is secured by a first priority security interest in the collateral specified in the Security Agreement executed by the Borrower.

5. Interest.

5.1 Interest Rate.

(a) Except as otherwise provided herein, the outstanding principal amount of each Advance evidenced hereby shall bear interest at ten percent (10%) from the date such Advance was made until such Advance is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

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5.2 Interest Payment Dates. Interest on each Advance shall be payable on each Interest Payment Date for such Advance.

5.3 Default Interest. If any amount payable hereunder with respect to any Advance is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest, payable on demand, at the Default Rate from the date of such non-payment until such amount is paid in full.

5.4 Computation and Accrual of Interest.

(a) All computations of interest on each Advance shall be made on the basis of a year of 365 days, as the case may be, and the actual number of days elapsed.

(b) Interest shall accrue on each Advance on the day on which such Advance is made and shall not accrue on such Advance for the day on which it is paid, provided that any Advance that is repaid on the same day on which it is made shall bear interest for one day.

5.5 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on any Advance shall exceed the maximum rate of interest permitted to be charged by the Lender to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

6. Payment Mechanics.

6.1 Manner of Payments.

(a) Each payment of interest or principal shall be made in lawful money of the United States of America no later than 2:00 PM (Central Time) on the date on which such payment is due by cashier’s check, certified check or wire transfer of immediately available funds to the Lender in accordance with instructions provided by the Lender in writing to the Borrower from time to time.

(b) The Lender is authorized to charge any deposit account of the Borrower maintained at the Lender for any payment of interest or principal due hereunder.

6.2 Application of Payments. All payments made under this Note shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest and third to the payment of the principal amount outstanding under this Note.

6.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in computing the amount of interest payable under this Note.

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6.4 Evidence of Debt.

(a) The Lender shall maintain, in accordance with its customary and usual practice, an account evidencing the indebtedness of the Borrower to the Lender resulting from each Advance, including the amounts of principal and interest payable and paid to the Lender with respect to such Advance for each day such Advance is outstanding. The entries made in such account shall be conclusive absent manifest error and constitute prima facie evidence of the existence and amounts of the principal and interest payable and the amounts of principal and interest paid, in each case as recorded therein; provided, however, that any error or inaccuracy therein shall not in any manner affect the validity or enforceability of any obligation of the Borrower to repay (with applicable interest) in accordance with the terms of this Note any Advance actually made by the Lender under this Note.

(b) The Lender is authorized to record on Schedule A each Advance made to the Borrower and each payment or prepayment thereof. The entries made by the Lender shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Lender to record such payments or prepayments, or any error or inaccuracy therein, shall not in any manner affect the validity or enforceability of any obligation of the Borrower to repay (with applicable interest) in accordance with the terms of this Note any Advance actually made by the Lender under this Note.

(c) In the event of any discrepancy between the entries in the account referred to in Section 6.4(a) and the entries on Schedule A, the entries in the account referred to in Section 6.4(a) shall control.

(d) The books and records of the Lender and statements of account issued by the Lender shall be admissible in evidence in any action or proceeding arising out of, based upon, or in any way connected to, this Note.

6.5 Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

7. Taxes.

7.1 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Line Document shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable Law. If the Borrower is required by applicable Law to deduct or withhold any Taxes from such payments, then:

(i) if such Tax is an Indemnified Tax, the amount payable by the Borrower shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section 7.1), the Lender receives an amount equal to the amount it would have received had no such deduction or withholding been made; and

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(ii) the Borrower shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law.

(b) Without limiting the provisions of Section 7.1(a), the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c) The Borrower shall indemnify the Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed on or attributable to amounts payable under this Section 7.1) paid or payable by the Lender, on or with respect to an amount payable by the Borrower under or in respect of this Note or under any other Line Document, together with any reasonable expenses arising in connection therewith and with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate from the Lender as to the amount of such payment or liability delivered to the Borrower shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 7.1, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the relevant return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e) If the Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 7.1, it shall pay over such refund (or the amount of any credit in lieu of refund) to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 7.1 with respect to the Taxes giving rise to such refund or credit in lieu of refund), net of all out-of-pocket expenses of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit in lieu of refund); provided that the Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Borrower (plus any interest, penalties or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund or credit in lieu of refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 7.1(e), in no event will the Lender be required to pay any amount to the Borrower pursuant to this Section 7.1(e) if the payment of such amount would place the Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Nothing in this Section 7.1(e) shall be construed to require the Lender to make available to the Borrower or any other Person its tax returns or any other information relating to its taxes that it deems confidential or to request or apply for a refund of any Taxes paid by the Borrower.

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(f) The borrower’s obligations under this Section 7.1 shall survive the payment of the Advances and all amounts payable hereunder.

7.2 Mitigation Obligations. If the Borrower is required to pay any additional amount to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 7.1, then the Lender shall, at the Borrower’s request, use reasonable efforts to designate a different lending office for funding or booking Advances or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 7.1 in the future, and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

8. Representations and Warranties. The Borrower hereby represents and warrants to the Lender on the date hereof as follows (and each request for an Advance will be deemed a representation and warranty by the Borrower on the date of such Advance that):

8.1 Existence; Power and Authority; Compliance with Laws. The Borrower (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of business requires such qualification except to the extent that the failure to qualify in such jurisdiction would not reasonably be expected to have a Material Adverse Effect, (c) has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and as it is proposed to be conducted, to borrow Advances, to execute and deliver this Note and the other Line Documents to which the Borrower is a party and to perform its obligations hereunder and thereunder and (d) is in compliance with all Laws.

8.2 Authorization; Execution and Delivery. The execution and delivery of this Note and each other Line Document by the Borrower, its borrowing of Advances and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note and each other Line Document to which it is a party.

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8.3 No Approvals. No consent, authorization or order of, filing with, notice to, license from, or other act by or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to borrow Advances or to execute, deliver or perform any of its obligations under this Note or any other Line Document to which it is a party.

8.4 No Violations. The execution, delivery and performance of this Note and each other Line Document to which the Borrower is a party, the borrowing of any Advance and the consummation by the Borrower of the transactions contemplated hereby and thereby do not and will not (a) violate any Law applicable to the Borrower or by which any of its properties or assets may be bound, (b) constitute a default under any material agreement or contract by which the Borrower may be bound or (c) result in, or require, the creation or imposition of any lien, security interest, charge, or other encumbrance on any of its properties or assets pursuant to any Law or any such material agreement or contract (other than the liens created by the Line Documents to which the Borrower is a party).

8.5 Enforceability. Each of this Note and each other Line Document to which the Borrower is a party is a valid, legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

8.6 No Litigation. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its property or assets (a) with respect to this Note, any other Line Document to which the Borrower is a party or any of the transactions contemplated hereby or thereby or (b) that would reasonably be expected to have a Material Adverse Effect.

8.7 Use of Proceeds.

(a) The proceeds of each Advance will be used for general corporate purposes, including but not limited to working capital needs, repayment or refinancing of existing obligations, funding of business transactions, acquisitions, capital expenditures, operational expenses, and any other lawful corporate activities as determined by the Borrower in the ordinary course of business.

(b) Each Advance will be, to the extent applicable, extended, received and used in compliance with Regulations T, U and X of the Board.

8.8 Investment Company Act. The Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

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9. Furnishing of Information; Inspection of Books and Records.

The Borrower shall deliver to the Lender promptly upon the Lender’s request, such financial and other/other statements and information as the Lender shall reasonably request from time to time. Promptly upon the Lender’s request, the Borrower shall permit the Lender to inspect and make copies of its books and records as the Lender shall reasonably request from time to time.

10. Acceleration of Advances; Events of Default and Remedies.

All Advances, together with all accrued interest thereon, shall become immediately and automatically due and payable, without demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity or diligence in taking any action to collect sums owing hereunder, upon the commencement by or against the borrower of a case or proceeding under any bankruptcy, insolvency or other law relating to the relief of debtors, the readjustment, composition, or extension of indebtedness or reorganization or liquidation.

Upon the occurrence of any of the following (“Events of Default”) and at any time thereafter during the continuance of such Event of Default, the Lender may, at its option, by written notice to the Borrower, (x) declare the entire principal amount of the Advances with all accrued interest thereon and all other amounts payable under this Note, due and payable forthwith, whereupon the same shall immediately become due and payable, and/or (y) exercise any or all of its rights, powers or remedies under any Security Agreement or applicable Law:

10.1 Failure to Pay. The Borrower fails to pay (a) any principal amount of any Advance when due or (b) interest or any other amount when due and such failure described in this clause (b) continues for five (5) Business Days after written notice to the Borrower.

10.2 Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Lender herein or in any other Line Document or in any modification or amendment hereof or thereof is false and misleading in any material respect (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in any respect) on or as of the date as of which such representation or warranty was made or deemed made; provided that any representation or warranty in Section 8 that is qualified by the knowledge of the Borrower shall be deemed not so qualified for the purpose of determining the occurrence of an Event of Default.

10.3 Breach of Covenants. The Borrower fails to observe or perform any covenant, obligation, term, condition or agreement contained in this Note or any other Line Document, other than those specified in Section 10.1, and such failure continues unremedied for five (5) Business Days after the date on which notice thereof shall have been given to the Borrower by the Lender.

10.4 Judgments. One or more final and non-appealable judgments or decrees shall be entered against the Borrower by a court of competent jurisdiction (to the extent not paid or covered by insurance from a reputable and solvent independent third party insurance company as to which such insurance company has been notified and has not denied coverage or indemnities or for which the Borrower has not set aside adequate reserves on its balance sheet) and all of such judgments or decrees shall not have been paid and satisfied, vacated, discharged or stayed or bonded pending appeal within thirty (30) days from the entry thereof.

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11. Miscellaneous.

11.1 Notices.

(a) All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as a Party may from time to time specify in writing in compliance with this provision:

(i) If to the Borrower, to it at 6775 Cowboys Way, Ste. 1335 Frisco, Texas 75034, Attention Justin Kenna, Telephone No. (216) 464-6400, Email: justin@gamesquare.com, with a copy (which shall not constitute notice) to Baker & Hostetler LLP, Attention of Alan A. Lanis, Jr., Telephone No. (310) 442-8850, Email: jrlanis@bakerlaw.com.

(ii) If to the Lender, to it at One Cowboys Way #100, Frisco, Texas 75034, Attention of Tom Walker, Email: TWalker@dallascowboys.net.

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received, (ii) mailed by other than certified or registered mail shall be deemed to have been given three (3) Business Days after mailing, (iii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on its next business day) and (iv) sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

11.2 Expenses. Each Party shall pay its own out-of-pocket costs, expenses and fees incurred, whether or not litigation is commenced, incidental to, in any way relating to, or in connection with, (a) the transactions contemplated hereby, including the preparation, negotiation, execution, delivery, documentation and administration of this Note and each other Line Document and any amendments, waivers or other modifications of this Note or any other Line Document (whether or not the transactions contemplated by this Note or any other Line Document, or such amendments, waivers or other modifications, are consummated), (b) any of the Advances and (c) the protection of the Lender’s rights and enforcement of the Borrower’s obligations hereunder and thereunder, including all such reasonable and documented out-of-pocket costs, expenses and fees in connection with any restructuring, workout or negotiations in respect of this Note, any other Line Document or any Advance.

11.3 Governing Law. This Note, each other Line Document, and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to, this Note, such other Line Document and the transactions contemplated hereby and thereby shall be governed by, and shall be construed and interpreted, and all rights and obligations hereunder and thereunder determined, in accordance with, the laws of the State of Texas, without regard to its conflicts of law principles.

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11.4 Submission to Jurisdiction.

(a) The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note or any other Line Document (whether at law or in equity) may be brought in the courts of the Texas of sitting in Collin County or of the United States District Court for the Northern District of Texas or any appellate court from any thereof, (ii) submits to the exclusive jurisdiction of any such court in any such legal action, suit or proceeding and (iii) agrees that it will not commence any such legal action, suit or proceeding against the Lender in any forum other than any such Texas court or, to the extent permitted by applicable law, such federal court. Final judgment against the Borrower in any such legal action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

(b) Nothing in this Section 11.4 shall affect the right of the Lender to commence legal proceedings or otherwise sue the Borrower or exercise any rights against the Borrower or any of its property in the courts of any county, state or other foreign or domestic jurisdiction having jurisdiction over the Borrower or any of its property.

(c) To the extent permitted by applicable law, the Borrower irrevocably consents to the service of process in the manner provided for notices in Section 11.1 and agrees that nothing herein will affect the right of the Lender to serve process in any other manner permitted by applicable law.

11.5 Venue. The Borrower acknowledges that the venue provided in Section 11.4 is a convenient forum and hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, (a) any objection that it may now or hereafter have to the laying of venue of any legal action, suit or proceeding arising out of or relating to this Note or any other Line Document in any court referred to in Section 11.4 and (b) the defense of an inconvenient forum, or based on a more convenient forum, to the maintenance of such legal action, suit or proceeding in any such court.

11.6 Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY BASED UPON, ARISING OUT OF, OR OTHERWISE RELATING TO, THIS NOTE, ANY OTHER LINE DOCUMENT, ANY ADVANCE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. THE BORROWER (a) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION AND (b) ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ACCEPT THIS NOTE AND TO ACCEPT OR ENTER INTO THE OTHER LINE DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.6.

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11.7 Integration. This Note and each other Line Document to which the Borrower is a party constitute the entire contract between the Parties with respect to the subject matter hereof and thereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

11.8 Successors and Assigns. This Note may be assigned or transferred by the Lender to any Person. The Borrower may not assign or transfer this Note or any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted such assignment without such consent shall be null and void). This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

11.9 Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

11.10 USA PATRIOT Act, Anti-Terrorism and Anti-Corruption Information; Beneficial Ownership Regulation. The Lender is subject to the USA PATRIOT Act and hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation. The Borrower shall, promptly following a request by the Lender, provide all documentation and other information that the Lender may request in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

11.11 Amendments and Waivers. No term of this Note or any other Line Document may be modified or amended, orally or by course of dealing, except by an instrument in writing signed by authorized officers of the Lender and of the Borrower party thereto. No term of this Note or any other Line Document may be waived, orally or by course of dealing, except by an instrument in writing signed by an authorized officer of the Lender. Any waiver of the terms hereof or thereof shall be effective only in the specific instance and for the specific purpose given.

11.12 Headings. The headings of the various Sections and subsections herein and of the schedules and exhibits hereto are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof or affect the interpretation hereof.

11.13 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under any other Line Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in any other Line Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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11.14 Waiver of Counterclaims. The Borrower waives the right to claim or interpose any counterclaim in any litigation or set-off of any kind relating to this Note or any other Line Document or the transactions contemplated hereby or thereby.

11.15 Dating and Completion of Blanks. The Borrower authorizes the Lender to date this Note and to complete any blank space herein according to the terms upon which any Advance was made.

11.16 Electronic Execution.

(a) The words “execution,” “signed,” “signature” and words of similar import in this Note or any other Line Document shall be deemed to include electronic signatures (as such term is defined in 15 U.S.C. § 7006), each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031) or the Uniform Electronic Transactions Act (UETA), provided that, notwithstanding anything contained herein or therein to the contrary, the Lender is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Lender pursuant to procedures approved by it; and provided, further, the Lender reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Note or any other Line Document, and the Borrower agrees to promptly deliver such manually executed counterpart signature pages.

(b) Without limiting the generality of the foregoing, each of the Borrower and the Lender (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Lender and the Borrower, electronic signatures transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Note or any other Line Document (in each case, including with respect to any signature pages hereto or thereto) shall have the same legal effect, validity and enforceability as any paper original and (ii) waives any argument, defense or right to contest the validity or enforceability of this Note or any other Line Document based solely on the lack of paper original copies of this Note or such other Line Document, including with respect to any signature pages hereto or thereto.

(c) Without limiting the foregoing, to the extent the Lender has agreed to accept any electronic signature, the Lender shall be entitled to rely on such electronic signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such electronic signature.

(d) The Lender may, at its option, create one or more copies of this Note or any other Line Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of the Lender’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record).

11.17 Severability. If any term or provision of this Note or any other Line Document is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or any other Line Document or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Note or such other Line Document so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby or thereby be consummated as originally contemplated to the greatest extent possible.

[signature page follows]

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IN WITNESS WHEREOF, the Borrower has executed this Note as of March 25, 2025.

GAMESQUARE HOLDINGS, INC.

By:	/s/ Justin Kenna
Name:	Justin Kenna
Title:	Chief Executive Officer

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SCHEDULE A

Advances and Payments on Advances

Date of Advance	Amount of Advance	Amount of Principal Paid	Unpaid Principal Amount of the Advance	Name of Person Making the Notation

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